                                                                    EXHIBIT 10.7
                        SUPPLEMENTAL PURCHASE AGREEMENT



         THIS SUPPLEMENTAL PURCHASE AGREEMENT ("Agreement") is made as of April 8, 1996 by and among CombiChem, Inc., a California corporation (the "Company") and the investors listed on the Schedule of Investors attached as Schedule A hereto (the "Schedule of Investors"), each of which is herein referred to as a "Investor." Capitalized terms used herein which are not defined herein shall have the same meaning ascribed to them in the First Closing Agreement (as defined herein below) and all references to any section number used herein shall be deemed to be references to sections of this Agreement, unless otherwise stated.

                                    RECITAL

         A. The Company entered into a certain Series C Preferred Stock Purchase Agreement (the "First Closing Agreement") on August 17, 1995, by and among the Company and the investors listed on Schedule A thereto.

         B. Pursuant to the First Closing Agreement, each Investor has an obligation to purchase the number of shares set forth opposite such Investors name on the Schedule of Investors upon the achievement by the Company of the Milestones on or before March 31, 1996.

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Achievement of Milestones. By their signatures herein, the Investors indicate their intent to proceed with the Second Closing pursuant to
Section 1.2.2(b) of the the First Closing Agreement on or about April 8, 1996.

         2. Sale and Issuance of Series C Preferred Stock. Each Investor agrees, severally and not jointly, to purchase at the Second Closing (as defined herein below) and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Second Closing (as defined herein below), that number of shares of the Company's Series C Preferred Stock set forth opposite each Investor's name on the Schedule of Investors at a price of $0.62 per share.

         3. Second Closing. Such purchase and sale shall take place on April 8, 1996 at 11:00 A.M. (the "Second Closing Date"), at the offices of Brobeck, Phleger & Harrison, 550 West C Street, San Diego, California, or at such time and place as the Company and the Investors agree (the "Second Closing"). At the Second Closing, the Company will deliver to each Investor a certificate representing the Series C Preferred Stock which such Investor is purchasing as specified in the Schedule of Investors against payment of the purchase price therefor, by check or wire transfer payable to the Company.

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Supplemental Schedule of Exceptions, dated as of April 8, 1996, attached hereto as Exhibit A, the representations and warranties of the Company contained in Section 2 of the First Closing Agreement are true and accurate as of the Second Closing; provided, however, that (i) the term "Financial Statements" as used in Section 2 of the First Closing Agreement, for the purposes of the Second Closing, shall mean with respect to the representations and warranties made hereunder the Company's audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of changes in financial position including notes thereto) at December 31, 1995 and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement including notes thereto) as at and for the two-month period ended February 29, 1996 and
(ii) all references to the date June 30, 1995 contained in Section 2 of the First Closing Agreement, for purposes of the Second Closing, shall be deemed to be references to February 29, 1996.

         5. Covenants of the Company. So long as any shares of Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the shares of Preferred Stock then outstanding:

                 5.1.1 change the authorized number of directors to be other than between five (5) and nine (9); or

                 5.1.2 put into place or effect any acceleration of vesting of stock options or waiver of repurchase rights with respect to stock beneficially held by an employee or consultant of the Company, each in the event of a sale of all or substantially all of the assets of the Company, a merger of the Company with or into another entity or a liquidation of the Company.

         6. Representations and Warranties of the Investor. As of the Second Closing, each Investor makes the representations and warranties to the Company set forth in Section 3 of the First Closing Agreement.

         7. Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         8. Conditions of Investor's Obligations at Second Closing. The obligations of the Investors under Section 2 of this Agreement are subject to the fulfillment on or before the Second Closing of each of the following conditions:

                 a. Representations and Warranties. The representations and warranties of the Company contained in Section 4 hereof and in Section 2 of the First Closing Agreement shall be true on and as of the Second Closing with the same effect as though such representations and warranties had been made on and as of the Second Closing.

                 b. Performance. The Company shall have performed and complied with all agreements, obligations, covenants and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing.

                 c. Compliance Certificate. The President of the Company shall deliver to each Investor at the Second Closing a certificate certifying that the conditions specified in Sections 8(a), 8(b) and 8(d) hereof have been fulfilled.

                 d. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Second Closing.

                 e. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Second Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors' special counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                 f. Opinion of Company Counsel. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated the date of the Second Closing, in form and substance satisfactory to special counsel to the Investors.

         9. Conditions of the Company's Obligations at Second Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Second Closing of each of the following conditions by that Investor:
                 a. Representations and Warranties. The representations and warranties of the Investor contained in Section 6 hereof and in Section 3 of the First Closing Agreement shall be true on and as of the Second Closing with the same effect as though such representations and warranties had been made on and as of the Second Closing.

                 b. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Second Closing.

         10.     Miscellaneous.

                 a. Rights of Shares. Except as otherwise set forth in this Agreement, this Second Closing shall be deemed to have been made under the First Closing Agreement, and the shares of Series C Preferred Stock purchased hereunder shall receive the same rights and be subject to the same obligations under the First Closing Agreement, that certain Investors' Rights Agreement dated August 17, 1995 and the Co- Sale Agreement dated August 17, 1995, as the shares of the Series C Preferred Stock purchased pursuant to the First Closing Agreement, except as otherwise expressly set forth in such agreements.

                 b. Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Second Closing.

                 c. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series C Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                 d. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                 e. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 f. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 g. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                 h. Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

         Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

         The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                 i. Expenses. Irrespective of whether the Second Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Second Closing is effected, the Company shall, at the Second Closing, reimburse the reasonable fees of special counsel for the Investors which are anticipated to be approximately $3,500 and shall, upon receipt of a bill therefor, reimburse out-of-pocket expenses of such counsel incurred in connection with the Second Closing.

                 j. Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                 k. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 50% of the Common Stock (that has not been sold to the public) issued or issuable upon conversion of the Series C Preferred Stock. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.

                 l. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 m. Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Series C Preferred Stock (and Common Stock issued upon conversion thereof).


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first above written.



                                       COMBICHEM, INC.



                                       By:  /s/ Vicente Anido
                                          --------------------------------
                                          Vicente Anido, President



                                       INVESTORS:


                                       SPROUT CAPITAL VII, L.P.

                                       By: DLJ Capital Corporation
                                           Managing General Partner

                                       By:  /s/ Philippe Chambon
                                           -------------------------------

                                       Title:  Attorney in Fact
                                              ----------------------------
                             Address:         3000 Sand Hill Road, 4-270
                                              Menlo Park, CA 94025


                                       DLJ CAPITAL CORPORATION

                                       By: /s/ Philippe Chambon
                                          ---------------------------------
                                       Title:  Attorney in Fact
                                             ------------------------------
                             Address:        3000 Sand Hill Road, 4-270
                                             Menlo Park, CA 94025





                               [SIGNATURE PAGE TO
                        SUPPLEMENTAL PURCHASE AGREEMENT]

                                       SOFINNOVA VENTURES III L.P.

                                       By:     /s/ Alix Marduel, M.D.
                                           -------------------------------

                                       Title:  General Partner
                                               ---------------------------

                          Address:     One Market Plaza, Steuart Tower
                                       Suite 2630
                                       San Francisco, CA 94105


                                       SEQUOIA CAPITAL VI

                                       By: /s/ Pierre Lamond
                                           -------------------------------

                                       Title:  General Partner
                                             -----------------------------

                          Address:     3000 Sand Hill Road,
                                       Building 4, Suite 280
                                       Menlo Park, CA 94025


                                       SEQUOIA TECHNOLOGY PARTNERS VI

                                       By: /s/ Pierre Lamond
                                          --------------------------------

                                       Title:  General Partner
                                             -----------------------------

                          Address:     3000 Sand Hill Road,
                                       Building 4, Suite 280
                                       Menlo Park, CA 94025


                                       SEQUOIA 1995

                                       By:  /s/ Pierre Lamond
                                          --------------------------------

                                       Title:  General Partner
                                              ----------------------------

                          Address:     3000 Sand Hill Road,
                                       Building 4, Suite 280
                                       Menlo Park, CA 94025





                               [SIGNATURE PAGE TO
                        SUPPLEMENTAL PURCHASE AGREEMENT]

                                       SINGAPORE BIO-INNOVATIONS PTE LTD

                                       By: /s/ illegible
                                          -------------------------------

                                       Title:  Director/General Manager
                                              ----------------------------

                          Address:     250 North Bridge Road #24-00
                                       Raffles City Tower
                                       Singapore 0617


                                       /s/ Byron T. Franzen
                                       -----------------------------------
                                           BYRON T. FRANZEN

                          Address:     610 C Street, N.E.
                                       Washington, D.C. 20002


                                       IRA FBO BYRON T. FRANZEN

                                               /s/ Belinda Faulkner for DLJSC
                                               -------------------------------
                                       By:     Belinda Faulkner for DLJSC

                                       Title:  Custodian

                          Address:     One Pershing Plaza
                                       Jersey City, NJ 07399


                                       M. L. LAWRENCE REVOCABLE TRUST

                                            /s/ Rebecca Wood
                                            -------------------------------
                                       By:     Rebecca Wood

                                       Title:  Trustee

                      Address:         Corporate Office
                                       1500 Orange Avenue
                                       Coronado, CA 92118





                               [SIGNATURE PAGE TO
                        SUPPLEMENTAL PURCHASE AGREEMENT]

                                       FARLEY INC.

                                       By: /s/ Michael Bogaelie
                                          --------------------------------

                                       Title:  Vice President & Controller
                                                   -----------------------

                          Address: 233 South Wacker Drive, Suite 5000 Chicago, IL 60606


                                       SORRENTO VENTURES II, L.P.

                                       By: /s/ Robert M. Jaffe
                                          --------------------------------

                                               President, Sorrento Associates,
                                               Inc. General Partner, Sorrento
                                               Equity Partners, L.P.

                                       Title:  General Partner, Sorrento
                                               Ventures II, L.P.
                                               ------------------------------

                          Address: 4225 Executive Square, Suite 1450 San Diego, CA 92037


                                       SORRENTO GROWTH PARTNERS I, L.P.

                                       By: /s/ Robert M. Jaffe
                                           --------------------------------

                                       President, Sorrento Growth, Inc.
                                       General Partner, Sorrento Equity
                                       Growth Partners, I L.P.
                                       Title:  General Partner, Sorrento
                                               Growth Partners I, L.P.
                                               ---------------------------

                                       Title:
                                             -----------------------------

                          Address: 4225 Executive Square, Suite 1450 San Diego, CA 92037


                                      COMDISCO, INC.

                                      By: /s/ Jill C. Hanses
                                          ---------------------------------

                                      Title:  Assistant Vice President
                                             ------------------------------

                          Address:    6111 N. River Road
                                      Rosemont, IL 60018





                               [SIGNATURE PAGE TO
                        SUPPLEMENTAL PURCHASE AGREEMENT]

                                       BRINSON VENTURE CAPITAL FUND III, L.P.

                                       By: Its General Partner,
                                           Brinson Partners, Inc.

                                          By: /s/ Terry Gould
                                             ----------------------------

                                          Title: Partner, Brinson Partners, Inc.
                                                 -------------------------------

                          Address: 209 S. LaSalle Street, Suite 114 Chicago, IL 60604-1295


                                       BRINSON TRUST COMPANY AS TRUSTEE
                                       OF THE BRINSON MAP
                                       VENTURE CAPITAL FUND III

                                       By: /s/ Terry Gould
                                           --------------------------------

                                       Title:  Assistant Trust Officer,
                                               Brinson Trust Company
                                               ----------------------------

                          Address: 209 S. LaSalle Street, Suite 114 Chicago, IL 60604-1295





                               [SIGNATURE PAGE TO
                        SUPPLEMENTAL PURCHASE AGREEMENT]

                                   SCHEDULE A

                             SCHEDULE OF INVESTORS


  SECOND CLOSING

                                           NUMBER OF SHARES OF SERIES    CASH PURCHASE PRICE FOR
                                           C PREFERRED STOCK TO BE       SHARES OF SERIES C PREFERRED
  NAME OF INVESTOR                         PURCHASED                     STOCK
                                           ----------------              ------------
  Sprout Capital VII, L.P.                            1,340,066                      $830,840.92

  DLJ Capital Corporation                               111,547                       $69,159.14

  Sofinnova Ventures III, L.P.                          483,871                      $300,000.02

  Singapore Bio-Innovations Ptd, Ltd                    241,936                      $150,000.32

  Sequoia Capital VI                                    572,420                      $354,900.40

  Sequoia Technology Partners VI                         31,452                       $19,500.24

  Sequoia XXIV                                           25,162                       $15,600.44

  Byron T. Franzen                                       24,194                       $15,000.28

  IRA FBO Byron T. Franzen                               48,388                       $30,000.56

  M.L. Lawrence Revocable Trust                          96,775                       $60,000.50

  Farley Inc.                                           362,904                      $225,000.48

  Sorrento Ventures II, L.P.                            241,936                      $150,000.32

  Sorrento Growth Partners I, L.P.                      483,871                      $300,000.02

  Comdisco, Inc.                                         72,581                       $45,000.22

  Brinson Venture Capital Fund III, L.P.                832,046                      $515,868.52


  Brinson Trust Company as Trustee of                   135,696                       $84,131.52
  the Brinson MAP Venture Capital
  Fund III

           TOTALS:                                    5,104,845                    $3,165,003.90





                               [SIGNATURE PAGE TO
                        SUPPLEMENTAL PURCHASE AGREEMENT]

                                   EXHIBIT A

                      SUPPLEMENTAL SCHEDULE OF EXCEPTIONS

            SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


         This Schedule of Exceptions is made and given pursuant to Section 4 of the Supplemental Purchase Agreement (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Series C Preferred Stock Purchase Agreement dated August 17, 1995, by and among CombiChem, Inc. ("CombiChem") and the investors listed on Schedule A thereto (the "First Closing Agreement"); however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number where such disclosure would otherwise be appropriate. Any terms defined in the Agreement or the First Closing Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement or the First Closing Agreement unless the context otherwise requires.

         Nothing herein constitutes an admission of any liability or obligation on the part of CombiChem nor an admission against CombiChem's interest. The inclusion of any schedule herein or any exhibit hereto should not be interpreted as indicating that CombiChem has determined that such an agreement or other matter is necessarily material to CombiChem. The Investors acknowledge that certain information contained in these schedules may constitute material confidential information relating to CombiChem which may not be used for any purpose other than that contemplated in the Agreement.

                                  SCHEDULE 2.5
                        CAPITALIZATION AND VOTING RIGHTS


         Certain investors of the Company are parties to assignment agreements pursuant to which they have assigned the right to receive warrants issuable in connection with the Series C Preferred Stock financing to other investors.

         12,053,641 shares of Series C Preferred Stock are issued and outstanding and up to an additional 5,104,845 shares of Series C Preferred Stock will be issued pursuant to the Agreement.

         2,646,660 shares of Common Stock are issued and outstanding.

         There are currently outstanding options to purchase 3,089,920 shares of Common Stock pursuant to the Company's 1995 Stock Option/Stock Issuance Plan. In addition to the aforementioned options, the Company has reserved an additional 330,354 shares of its Common Stock for purchase or upon exercise of options to be granted in the future under the Plan.

         The Company intends to issue an option to purchase 840,000 shares of Common Stock to Vicente Anido pursuant to the Company's 1995 Stock Option/Stock Issuance Plan. Prior to issuing such option to Mr. Anido, the Company plans to
(i) amend the Restated Articles in order to avoid triggering an antidilution adjustment and (ii) amend the Company's 1996 Stock Option/Stock Issuance Plan in order to authorize additional shares.

         The Company intends to grant warrants to Comdisco, Inc. pursuant to which 240,322 shares of Series C Preferred Stock may be issued.

         Vicente Anido has been granted a right to purchase a number of shares sufficient to allow him to maintain a 6% ownership percentage in the Company upon future financings.

         Vicente Anido has been granted the right to obtain a number of shares of the Company's Common Stock ("Shares") equal to 96,000 divided by (i) the per share price paid by investors in the Company next preferred stock financing (excluding the issuance of Series C Preferred Stock pursuant to the Agreement) occurring prior to September 15, 1996 or (ii) in the event the Company's next preferred stock financing has not occurred prior to September 15, 1996, $1.50. The Shares, or the purchase price therefore, are to be provided to Mr. Anido either as a one-time bonus or through a forgivable loan.





                                  Schedule 2.5

         The outstanding shares of Preferred Stock and Common Stock are owned by the shareholders and in the numbers specified herein:

        CLASS/SERIES                        SHAREHOLDER                                  NO. SHARES
        ------------          -----------------------------------------                  ----------
           Common             Kim D. Janda                                                      175,000

           Common             Chi-Huey Wong                                                     150,000

           Common             Dale L. Boger                                                     150,000

           Common             Eric Erb                                                           10,000

           Common             Standish Fleming                                                   37,500

           Common             Trustees of Royston Family Trust UTA 2/12/82                       37,500

           Common             Sydney Brenner                                                    150,000

           Common             Forward Ventures II, L.P.                                         225,000

           Common             Jeffrey Sollender                                                  10,000

           Common             Robert A. Curtis                                                  229,160

           Common             Gail Erwin                                                          2,500

           Common             Sequoia Capital VI                                                 91,000

           Common             Sequoia Technology Partners VI                                      5,000

           Common             Sequoia XXIV                                                        4,000

           Common             Lynn H. Caporale                                                  175,000

           Common             Bobbie J. Bosley                                                   10,000

           Common             Eric Erb                                                            5,000

           Common             Angelo Castillino, Ph.D.                                           20,000

           Common             Peter A. Bick                                                      20,000

           Common             Soan Cheng                                                         20,000

           Common             Daniel C. M. Sun                                                   10,000

           Common             Gail Erwin                                                         40,000

           Common             Christine M. Tarby                                                 14,000

           Common             Peter M. Wirsching, Ph.D.                                          11,764

           Common             Richard A. Lerner, M.D.                                            83,000

           Common             The Scripps Research Institute                                    305,236

           Common             Peter Myers                                                       350,000





                                  Schedule 2.5

        CLASS/SERIES                        SHAREHOLDER                                  NO. SHARES
        ------------          -----------------------------------------                  ----------
           Common             Jonathan Greene                                                   100,000

           Common             Steven Teig                                                       200,000

           Common             Ken Rubenstein                                                      6,000

                                                                     TOTAL COMMON:            2,646,660


          Series A            Forward Ventures II, L.P.                                         600,000

          Series A            Sequoia Capital VI                                                364,000

          Series A            Sequoia Technology Partners VI                                     20,000

          Series A            Sequoia XXIV                                                       16,000
                                                                   TOTAL SERIES A:            1,000,000


          Series B            Sequoia Capital VI                                              1,213,334

          Series B            Sequoia Technology VI                                              66,667

          Series B            Sequoia Capital VI                                                 53,333

          Series B            Forward Ventures II, L.P.                                         866,666

          Series B            Lynn H. Caporale                                                   26,667
                                                                   TOTAL SERIES B:            2,226,667



          Series C            Sprout Capitol VII, L.P.                                        3,126,821

          Series C            DLJ Capital Corporation                                           260,276

          Series C            Sofinnova Ventures III, L.P.                                    1,129,033

          Series C            Singapore Bio-Innovation Ptd., Ltd.                               564,517

          Series C            Sequoia Capital VI                                              1,335,646

          Series C            Sequoia Technology Partners VI                                     73,388

          Series C            Sequoia XXIV                                                       58,710

          Series C            PaineWebber Incorporated as Custodian of
                              the Michael Grossman Rollover IRA                                  37,218

          Series C            Steven M. Lash                                                     16,185





                                  Schedule 2.5

        CLASS/SERIES                        SHAREHOLDER                                  NO. SHARES
        ------------          -----------------------------------------                  ----------
          Series C            First Interstate Bank as Trustee for SK                            80,874
                              International Securities Corp. 401(k) PS em Stephen
                              J. Kendel

          Series C            Byron T. Franzen                                                   56,452

          Series C            IRA FBO Byron T. Franzen                                          112,904

          Series C            M.L. Lawrence Revocable Trust                                     225,807

          Series C            Farley Inc.                                                       846,775

          Series C            Sorrento Ventures II, L.P.                                        564,517

          Series C            Sorrento Growth Partners I, L.P.                                1,129,033

          Series C            Comdisco, Inc.                                                    169,355

          Series C            Brinson Venture Capital Fund III, L.P.                          1,941,441

          Series C            Brinson Trust Company as Trustee of the Brinson MAP               316,624
                              Venture Capital Fund III

          Series C            Todd Schmidt                                                        8,065

                                                                   TOTAL SERIES C:           12,053,641



          Series Z            Sydney Brenner                                                    200,000

                                                                   TOTAL SERIES Z:              200,000





                                  Schedule 2.5

                                  SCHEDULE 2.7
                        CONTRACTS AND OTHER COMMITMENTS

The Company is a party to the following agreements:

         (a)     (i)      Lease for 9050 Camino Santa Fe, San Diego, CA 92121
                          dated December 22, 1995.

                 (ii) Industrial Lease for 1221 Innsbruck Drive, Sunnyvale, CA dated December 7, 1992.

                 (iii) Second Sublease for 1225 Innsbruck Drive, Sunnyvale, CA and draft of Addendum No. 1.

                 (iv)     See (e)(iv) and (v) below.

                 (v) Pursuant to that certain Agreement dated August 4, 1995 among the Company, Molecular Simulations Inc.("MSI") and Entropix Corporation, the Company was obligated to make the following cash payments on or before December 31, 1995: (A) $100,000 and (B) at the sole discretion of MSI, either (i) a cash payment in an amount equal to $140,000 or (ii) 225,807 shares of Series Z Preferred Stock (to date MSI has not made the election described in (B) and the Company has not made the payment). In addition, the Company issued a promissory note to MSI for $300,000 payable June 15, 1996 in cash, or at the Company's option, by issuing 100,000 shares of Series Z Preferred Stock.

                 (vi) In connection with the execution of the Agreement with MSI described in (v) above and pursuant to a License Agreement dated August 4, 1995 between the Company and MSI ("MSI License Agreement"), the Company agreed to pay to MSI royalties equal to: (A) in connection with the sale of a single product, the lesser of 5% of net sales of such product or $25,000;
                          (B) in connection with the sale of more than one product in a single transaction, the sum of (I) with respect to the first product included in such transaction, the lesser of 5% of net sales of such product or $25,000 and (II) with respect to the additional products, a flat royalty of $5,000 per additional product; or (C) in connection with a collaboration or contract research project, the lesser of 2% of net sales for such collaboration or contract research project or $100,000. The maximum aggregate royalties payable under the agreement is $5.0 million.

                 (vii) Certain employees have arrangements with the Company pursuant to which severance payments would be made following their termination of employment in certain circumstances. No such payments are currently being made, except for payments being made to Robert A. Curtis whom the Company is obligated to pay an additional $58,230.

                 (viii) Pursuant to the Sublicense Agreement dated July 20, 1995 between the Company and Johnson & Johnson (the "J&J Sublicense"), the Company has paid $40,000 to Johnson & Johnson and is required to make the following additional payments: (A) aggregate payments of $60,000 (subject to certain time and performance milestones) (B) an additional royalty of 1% of monetary compensation received in connection with a further sublicense of rights under the Agreement and
                          (C) earned royalties 10% of





                                  Schedule 2.7
                          net sales value of products sold under the agreement by the Company or affiliates or 10% of the royalty or other income received by the Company from sublicensee or third parties in consideration of granting of further sublicenses.


                 (ix)     See (c)(i) below.



         (b)     (i)      Preferred Stock Purchase Agreement (600,000 Shares of
                          Series A Preferred Stock) dated August 26, 1994 between the Company and Forward Ventures II, L.P.

                 (ii) Common Stock Purchase Agreement (225,000 Shares of Common Stock) dated September 28, 1994 between the Company and Forward Ventures II, L.P.

                 (iii) Preferred Stock Purchase Agreement (200,000 Shares of Series Z Preferred Stock) dated October 12, 1994 between the Company and Dr. Sydney Brenner.

                 (iv) Stock Purchase Agreement Preferred and Common (400,000 Shares of Series A Preferred Stock and 100,000 Shares of Common Stock) dated November 1, 1994 among the Company, Sequoia Capital VI, Sequoia Technology Partners VI and Sequoia XXIV.

                 (v) Stock Purchase Agreement Series B Preferred dated November 29, 1994 among the Company, Sequoia Capital VI, Sequoia Technology Partners VI, Sequoia XXIV and Forward Ventures II, L.P.

                 (vi) Stock Purchase Agreement (Series B Preferred) dated January 15, 1995 between the Company and Lynn H. Caporale, Ph.D.

                 (vii) Common Stock Purchase Agreement dated March 20, 1995 between the Company and The Scripps Research Institute, as amended through the date hereof.

                 (viii) The Company is party to the following Common Stock Purchase Agreements:



                                                                                                     AMOUNT OF SHARES
                      NAME                                                            DATE           CURRENTLY OUT-
                                                                                                     STANDING  UNDER AGMTS
                      Kim D. Janda                                                  09/28/94                     175,000

                      Chi-Huey Wong                                                 09/28/94                     150,000

                      Dale L. Boger                                                 09/28/94                     150,000

                      Eric Erb                                                      09/28/94                      10,000

                      Standish Fleming                                              09/28/94                      37,500

                      Trustee of Royston Family Trust UTA 2/12/82                   09/28/94                      37,500





                                  Schedule 2.7

                                                                                                     AMOUNT OF SHARES
                      NAME                                                            DATE           CURRENTLY OUT-
                                                                                                     STANDING  UNDER AGMTS
                      Sydney Brenner                                                09/28/94                     150,000

                      Jeffrey Sollender                                             09/28/94                      10,000

                      Robert A. Curtis                                              10/18/94                     229,160

                      Gail Erwin                                                    10/18/94                       2,500

                      Lynn H. Caporale                                              11/08/94                     175,000

                      Bobbie J. Bosley                                              11/18/94                      10,000

                      Eric D. Erb                                                   01/01/95                       5,000

                      Angelo J. Castellino                                          01/19/95                      20,000

                      Peter A. Bick                                                 01/23/95                      20,000

                      Soan Cheng                                                    01/23/95                      20,000

                      Daniel C.M. Sun                                               01/30/95                      10,000

                      Gail Erwin                                                    02/06/95                      40,000

                      Christine M. Tarby                                            04/24/95                      14,000

                      Peter Myers                                                    3/1/95                      350,000

                      Steve Teig                                                     6/2/95                      200,000

                      Jonathon Greene                                                6/3/95                      100,000


                 (ix)     See (a)(vi) above.

                 (x) The Company intends to enter into Series J Option Agreements with each of Steven Teig, Jonathan Greene and Andrew Smellie, pursuant to which an aggregate of 465,000 shares of Series J Preferred Stock may be issued.

                 (x) The Company had previously entered into (A) that certain Amended and Restated Stock Registration Rights Agreement dated November 1, 1994, as amended on November 29, 1994, January 15, 1995 and March 20, 1995 and (B) that certain Stock Registration Rights Agreement dated October 12, 1994 which granted to certain investors registration rights. These agreements were terminated pursuant to Investors' Rights Agreement.

                 (xi) Warrant Agreement with Comdisco, Inc., dated December 20, 1994

                 (xii) Pursuant to a consulting agreement with Ken Rubenstein pursuant to which Mr. Rubenstein received 1,000 shares of the Company's common stock for each month in which he performed consulting services. This consulting





                                  Schedule 2.7
                          agreement has been terminated, and Mr. Rubenstein received a total of 6,000 shares of the Company's Common Stock pursuant to the agreement.

                 (xiii) The Company has granted an aggregate of 3,089,920 options to certain employees and consultants pursuant to which up to an aggregate of 3,089,920 shares of common stock may be issued.

                 (xv)     The First Closing Agreement.

                 (xvi) The Company has entered into a Stock Purchase Agreement with Todd Schmidt pursuant to which Mr. Schmidt was issued 8,065 shares of the Company's Series C Preferred Stock.

                 (xvii) The Company intends to enter into Warrant Agreements with Comdisco, Inc. pursuant to which 240,322 shares of Series C Preferred Stock may be issued.

         (c)     (i)      Master Lease Agreement with Comdisco, Inc.
                          ("Comdisco") dated November 16, 1994

                 (ii)     See (a)(v) above.

                 (iii) The Company has made a loan to Peter Myers in the principal amount of $150,000.

                 (iv) The Company expects to incur a commitment to John Saunders to make a loan for the purchase of a home in the principal amount of up to $70,000.

                 (v) The Company is obligated to reimburse certain employees with respect to certain tax liabilities. The aggregate amount of these obligations are approximately $30,000.

         (d)     (i)      The Company is party to employment agreements with
                          the following individuals:  Eric Erb; Lynn H.
                          Caporale; Peter Myers; Jonathan Greene; Steven Teig;
                          Andrew Smellie; and Vicente Anido.  In addition, the
                          Company is a party to offer letters and/or memoranda with the following employees in which certain terms and conditions of the employee's employment are set forth: D. Barnum; S. Bondy; G. Bosley; A.
                          Castellino; S. Cheng; D. Comer; G. Erwin; T.
                          Fitzpatrick; K. Granlund-Moyer; D. Kassel; M. Ruis;
                          M. Salkin; B. Shroyer; D. Sun; C. Tarby; K. Wheeler;
                          J. Williams.

                 (ii) The Company is a party to the following consulting agreements: H. Kiefer (dated 01/19/96); Dale L. Boger (dated 05/01/94); Kim D. Janda (dated 08/09/94);
                          Sydney Brenner (dated 08/10/94); and Chi-Huey Wong (dated 08/11/94). The Company entered into a letter agreement dated July 25, 1995 with Transpect Incorporated ("Transpect") pursuant to which Transpect is retained as an advisor and consultant with respect to the establishment of a relationship with Daiichi Pharmaceutical Co., Ltd (or any company mutually agreed to). In addition, the Company is a party to Scientific Advisory Board Agreement with the following individuals: A. Bard (dated 09/07/95); D. Danishefsky (dated 04/08/95); W. Jorgensen (dated 05/18/95).





                                  Schedule 2.7

         (e)     (i)      Agreement for Purchase and Sale of Assets dated
                          September 28, 1994 among the Company, Combichem,
                          Inc., a Delaware corporation, KPCB VI and KPCB IV-FF.

                 (ii) License Agreement with The Scripps Research Institute ("Scripps License").

                 (iii)    Assignments of Dr. Sydney Brenner.

                 (iv) Letter of Intent - R&D Collaboration and Manufacturing and Supply Agreement with LJL Biosystems, Inc. dated March 15, 1995 as amended June 1, 1995, July 25, 1995 and August 16, 1995.

                 (v) Letter to LJL Biosystems, Inc. detailing revised payment schedule for COMBISYN 100 program dated July 21, 1995. Letter from LJL Biosystems, Inc. detailing proposed engineering and pricing changes.

                 (vi)     See (a)(vii) above.

                 (vii) Sublicense Agreement dated July 20, 1995 between the Company and Johnson & Johnson.

                 (viii) Option Agreement with The Scripps Research Institute ("Scripps Option").

                 (ix) Evaluation Study and Test Site Agreement between the Company and Chugai Pharmaceutical pursuant to which Chugai has paid to the Company an amount equal to $300,000 in order to Beta Test the Company's product, which sum may be applied to future purchases of the Company's products, and a portion of which sum the Company may be required to return to Chugai in certain circumstances.

                 (x) Collaboration Agreement dated on or about March 29, 1996 between the Company and Teijin Limited to design, synthesize and screen compound libraries for
                          ***            and     ***       .  The Company
                          retains all rights with respect to compounds in North America, Central America and South America subject to an option to acquire such rights granted to Teijin. Teijin retains all rights with respect to compounds in all other territories. The Company is entitled to
                          receive a   ***    upfront fee, milestone payments,
                          annual research funding and royalties from Teijin.


         (f) The Company intends to enter into indemnification agreements with each of the directors of the Company following the Second Closing. In addition, other agreements listed in this Schedule of Exceptions or to be entered into in connection with the Second Closing may contain indemnification provisions.

                 (i)      None
                 (ii)     See (a) above.
                 (iii)    See (c)(iii) and (c)(iv) above.
                 (iv)     See (a)(v) and (a)(vi) above.

         In connection with the MSI transaction discussed above and in addition to the agreements noted above, the Company also entered into a separate License Agreement (pursuant to which it obtained a license to certain MSI products), an Acknowledgement and General Release (pursuant to which the operation of certain sections of Mr. Teig's prior contracts with MSI were waived


***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.





                                  Schedule 2.7
and the Company and Mr. Teig were released from claims arising out of such released sections of the contracts).

         The sale of shares of Series C Preferred Stock pursuant to the First Closing Agreement resulted in a change of ownership of greater than 50% of the voting power of the Company prior to the date of the First Closing Agreement.

         The Company has performed all obligations and conditions required to be performed or met by it through the date hereof under each of the Scripps License and Scripps Option. The Scripps License is in full force and effect as of the date hereof. The Scripps Option has not been exercised, as of the date of the Closing. The Company will use its best efforts not to waive any rights of the Company under the Scripps License or Scripps Option, without the consent of a majority of the outstanding shares of Series C Preferred Stock (and shares of the Company's capital stock issuable upon exchange or conversion of the Series C Preferred Stock).





                                  Schedule 2.7

                                  SCHEDULE 2.8
                           RELATED-PARTY TRANSACTIONS

         Venture capital funds affiliated with directors participated in the Company's prior rounds of financing and will purchase shares of the Company's Series C Preferred Stock pursuant to the Agreement. Such directors may engage in the development and financing of other companies and/or research projects which may be developing, or may in the future develop, products which may compete directly, or indirectly, with the products intended to be developed by the Company.

         See Schedule 2.7(c) above.





                                  Schedule 2.8

                                  SCHEDULE 2.9
                              REGISTRATION RIGHTS


         The Company is obligated to register shares of Common Stock issuable upon conversion of Series Z Preferred Stock and Series C Preferred Stock issuable upon exercise of warrants issued (or to be issued) in connection with the Company's equipment lease lines.





                                  Schedule 2.9

                                 SCHEDULE 2.10
                                    PERMITS

         The Company is in the process of obtaining permits in connection with certain tenant improvements being made, or planned to be made at the Company's facility at 9050 Camino Santa Fe, San Diego, CA 92121.





                                 Schedule 2.10

                                 SCHEDULE 2.15
                      TITLE TO PROPERTY AND ASSETS; LEASES

         Under the terms of the Company's lease lines, Comdisco retains all rights to the equipment purchased under such lines, with the Company having an option to purchase at the completion of the term of the agreement.





                                 Schedule 2.15

                                 SCHEDULE 2.16
                              FINANCIAL STATEMENTS

         The contingent severance payments due under certain employment arrangements with the Company's employees are not reflected on the February 29, 1996 financial statements.





                                 Schedule 2.16

                                 SCHEDULE 2.18
                             PATENTS AND TRADEMARKS

         A list of pending patent applications is attached hereto as Exhibit A to Schedule 2.18.

         The Company filed intent to use application Serial No. 74/363,514 with the United States Patent and Trademark Office ("PTO") to register the mark COMBICHEM on February 26, 1993 in Class 42 for the services of combinatorial chemistry and molecular biology research and analysis. The application was inadvertently abandoned and a petition to revive the application, filed on June 14, 1995 with the PTO was rejected. The Company filed a duplicate application on June 5, 1995 in case the petition to revive was denied. This application was suspended pending resolution of a prior application for the Company.

         The Company filed intent to use application Serial No. 74/363,515 to register the mark COMBICHEM on February 26, 1993 in Class 5 for the pharmaceuticals and chemical compounds. The application was inadvertently abandoned and a petition to revive the application was rejected. The Company filed a duplicate application on November 15, 1994. This application was suspended pending resolution of a prior application for the Company.

         An intent to use application for the mark COMBISYN was filed by the Company on February 13, 1995 and was approved from publication by the PTO. The application was filed in Class 9 for scientific apparatus for use in synthesizing by combinatorial chemistry small molecules for use in scientific research.

         An intent to use application for the mark COMBIWARE was filed by the Company November 7, 1995 and is now pending. The application was filed in Class 9 for computer software for use in scientific research, mainly, for the design and maintenance of chemical libraries and the automation of molecular synthesis in the field of combinatorial chemistry, an instruction and user manual sold as a unit therewith.

         In connection with the MSI License Agreement, the Company received certain licenses to use MSI proprietary technology and granted to MSI an exclusive option to negotiate a distribution agreement with respect to a stand-alone chemical diversity measure software program.

         The J&J Sublicense contains a grant-back of a non-exclusive irrevocable royalty-free license (with the right to sublicense affiliates) under all patent improvements for the term of the agreement.

         See Schedule 2.7.





                                 Schedule 2.18

                                 SCHEDULE 2.19
                       MANUFACTURING AND MARKETING RIGHTS

         Pursuant to the MSI License Agreement, the Company has granted to MSI an exclusive option to negotiate a distribution agreement with respect to a stand-alone chemical diversity measure software program.

         LJL Biosystems, Inc. is preparing test models of certain of the Company's products.





                                 Schedule 2.19

                                 SCHEDULE 2.23
                                   INSURANCE

         The Company has covenanted to certain investors to maintain key man life insurance on the life of Steven Tieg in the amount of $2,000,000. The Company currently maintains only $1,350,000 in insurance on the life of Mr. Tieg.





                                 Schedule 2.23

                           EXHIBIT A TO SCHEDULE 2.18

         The Company has applied for a patent application entitled "A TEMPLATE FOR SOLUTION PHASE SYNTHESIS OF COMBINATORIAL LIBRARIES", Docket Number 215/288, as of October 17, 1995.





                                 Schedule 2.23